Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the use of, our report dated October 24, 2011, with respect to the consolidated financial statements of  Wind Works Power Corp.  included in this Annual Report (Form 10-K) for the year ended June 30, 2011.

/s/MNP LLP, Chartered Accountants